As filed with the Securities and Exchange Commission on December 17, 1996

                                Registration No.



                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                        ------------------------------------


                                      FORM S-8

                               REGISTRATION STATEMENT

                                        UNDER
                             THE SECURITIES ACT OF 1933

                        ------------------------------------



                                THE DRESS BARN, INC.
               (Exact name of registrant as specified in its charter)

       Connecticut                                         06-0812960

------------------------                           ------------------------

(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                     30 Dunnigan Drive, Suffern, New York 10901

                   ----------------------------------------------

                (Address of Principal Executive Offices) (Zip Code)

                                THE DRESS BARN, INC.
                               1995 STOCK OPTION PLAN

                   ----------------------------------------------

                              (Full title of the plan)

                                Mr. Elliot S. Jaffe
                                The Dress Barn, Inc.

                     30 Dunnigan Drive, Suffern, New York 10901

                   ----------------------------------------------

                      (Name and address of agent for service)

                                   (914) 369-4500

                   ----------------------------------------------

           (Telephone number, including area code, of agent for service)

-------------------------------------------------------------------------------

                           CALCULATION OF REGISTRATION FEE

===============================================================================

                                       Proposed maximum   Proposed maximum      Amount of
Title of securities   Amount to be     offering price     aggregate offering    registration
to be registered      registered(1)    per share (2)      price (2)             fee
Common Stock,          2,000,000
par value $.05          shares         $14.6875           $29,375,000           $8,901.52

===============================================================================

(1)Represents the maximum number of additional shares of Common Stock that may be acquired under The Dress Barn, Inc. 1995 Stock Option Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)Computed pursuant to Rule 457(h) promulgated under the Securities Act and is the product of multiplying the 2,000,000 shares as to which options may be granted in the future by $14.6875, the average of the high and low prices of shares of Common Stock reported on the NASDAQ National Market System on December 12, 1996. The price stated is estimated solely for the purpose of calculating the Registration Fee.

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

      The Section 10(a) prospectus for The Dress Barn, Inc. 1995 Stock Option Plan is not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The documents listed in (a) through (d) below are hereby incorporated by reference in this Registration Statement:

     (b) Quarterly Report on Form 10-Q of The Dress Barn, Inc. for the quarter ended October 26, 1996;

     (c) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A (Registration No. 0-11736) including any amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Certain legal matters relating to the issuance of the shares of Common Stock offered hereby have been passed upon by Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036-8299. Klaus Eppler, a member of Proskauer Rose Goetz & Mendelsohn LLP, is a director of the registrant.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The registrant's amended and restated Certificate of Incorporation (the "Charter") provides that the registrant shall indemnify, to the fullest extent permitted by Section 33-320a of the Connecticut Stock Corporation Act (the "Connecticut Act"), any director, officer or shareholder of the registrant. Such Section generally provides that, subject to certain exceptions and conditions, a Connecticut corporation shall indemnify its directors, officers and shareholders against liability with respect to certain specified actions, suits or proceedings, if such persons are successful on the merits in defending such actions, suits or proceedings, or acted in good faith and in a manner they reasonably believed to be in the best interest of the corporation, or if a court determines such persons are fairly and reasonably entitled to be indemnified.

      The Charter also provides, as permitted by Section 33-290(c) of the Connecticut Act, that no person who is or was a director of the registrant shall be personally liable to the registrant or its shareholders for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving the registrant during the year of the violation, subject to certain exceptions.

      The registrant also maintains directors' and officers' liability insurance insuring, with certain exceptions and conditions, the registrant's directors and officers in their capacity as such against liability with respect to certain specified proceedings.

      The Connecticut legislature has enacted the Connecticut Business Corporation Act (the "CBCA"). The CBCA becomes effective on January 1, 1997 and will replace the Connecticut Stock Corporation Act. Under the new CBCA, the extent to which indemnification is permitted will be similar to existing law, although it allows broader indemnification for non-director officers to an extent consistent with public policy. Indemnification is no longer mandatory (except in certain narrow circumstances). Instead, the CBCA sets the limit of indemnification allowed under certain circumstances, and prescribes the procedure under which corporations are to make determinations as to indemnification. Corporations in existence before January 1, 1997, such as the registrant, are subject to a grandfather clause under which they still have to provide the maximum indemnification allowable under the CBCA, unless amendments to their charters provide otherwise. The CBCA also authorizes corporations to provide insurance coverage even against liability for which indemnification is not allowed.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

      Exhibit

      Number    Description

 4.1 Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(c) to the registrant's Registration Statement on Form S-1,Registration No. 2-82916)

 4.2 Amended and Restated By-Laws, as amended (incorporated by reference to Exhibit 3(e) to the registrant's Registration Statement on From S-1, Registration No. 2-82916)

 4.3 Amendments to Amended and Restated Certificate of Incorporation (incorporated by reference to the registrant's Annual Report on Form 10-K for the fiscal year ended July 30, 1988)

 4.4 Amendments to Amended and Restated By-Laws (incorporated by reference to the registrant's Annual Report on Form 10-K for the fiscal year ended July 30, 1988)

 4.5 Amendments to Amended and Restated By-Laws (incorporated by reference to the registrant's Annual Report on Form 10-K for the fiscal year ended July 28, 1990)

 5.1     Opinion of Proskauer Rose Goetz & Mendelsohn LLP

23.1 Consent of Proskauer Rose Goetz & Mendelsohn LLP - included in Exhibit 5.1

23.2     Consent of Deloitte & Touche LLP

24       Power of Attorney - included on signature page

ITEM 9.  UNDERTAKINGS.

Post-effective Amendments.

                The undersigned registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the
effective  date  of  the   Registration   Statement  (or  the  most  recent
post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subsequent Exchange Act Documents.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      5
                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Suffern, State of New York, on December __, 1996.

                                          THE DRESS BARN, INC.

                                          By:
                                        Elliot S. Jaffe, Chairman of the Board

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Elliot S. Jaffe and Armand Correia and each of them, acting singly his or her attorney-in-fact, with full power of substitution, for him or her in all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                     Title                                  Date

/s/ ELLIOT S. JAFFE
Elliot S. Jaffe              Chairman of the Board and                  12/17/96
                             Chief Executive Officer
                             (Principal Executive Officer)

/s/ ARMAND CORREIA
Armand Correia               Chief Financial Officer (Principal         12/17/96
                             Financial and Accounting Officer)

/s/ ROSLYN S. JAFFE
Roslyn S. Jaffe              Director and Secretary and Treasurer       12/17/96

/s/ BURT STEINBERG
Burt Steinberg               Director and President                     12/17/96
                             and Chief Operating Officer

/s/ KLAUS EPPLER
Klaus Eppler                 Director                                   12/17/96

/s/ DONALD JONAS
Donald Jonas                 Director                                   12/17/96

/s/ MARK S. HANDLER
Mark S. Handler              Director                                   12/17/96

/s/ EDWARD D. SOLOMON
Edward D. Solomon            Director                                   12/17/96

                                 EXHIBIT INDEX

   Exhibit Numbers      ---------------------------------
--------------------                Description

         4.1            Amended and Restated Certificate of
                        Incorporation - incorporated by reference to Exhibit 3(c) to the registrant's
                        Registration Statement on Form S-1
                        (Registration No. 2-82916)

         4.2            Amended and Restated By-Laws -
                        incorporated by reference to Exhibit 3(e) to the registrant's Registration Statement on Form S-1 (Registration No. 2-82916)

         4.3            Amendments to Amended and Restated
                        Certificate of Incorporation - incorporated by reference to the registrant's Annual
                        Report on Form 10-K for the fiscal year
                        ended July 30, 1988

         4.4 Amendments to Amended and Restated By-Laws - incorporated by reference to the registrant's Annual Report on Form 10-K for the fiscal year ended July 30, 1988

         4.5 Amendments to Amended and Restated By-Laws - incorporated by reference to the registrant's Annual Report on Form 10-K for the fiscal year ended July 28, 1990

         5.1            Opinion of Proskauer Rose Goetz &
                        Mendelsohn LLP

         23.1           Consent of Proskauer Rose Goetz &
                        Mendelsohn LLP - included in Exhibit 5.1

         23.2           Consent of Deloitte & Touche LLP

          24 Power of Attorney - included on signature page

                                                                  Exhibit 5.1

                                 December 16, 1996

The Dress Barn, Inc.
30 Dunnigan Drive
Suffern, New York 10901

Ladies and Gentlemen:

      You have requested our opinion in connection with the registration statement on Form S-8 (the "Registration Statement") being filed by you with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 2,000,000 shares of your common stock, par value $.05 (the "Shares"), to be offered pursuant to The Dress Barn, Inc.

1995 Stock Option Plan (the "Plan").

     On the basis of such investigation as we have deemed necessary, we are of the opinion that the Shares will be, when issued upon due exercise of options granted under the Plan in accordance with the provisions of the Plan (including payment of the option exercise price), legally issued, fully paid and non-assessable.

     We hereby notify you that Klaus Eppler, a member of our firm, is a director of the Dress Barn, Inc.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                               Very truly yours,

                              PROSKAUER ROSE GOETZ & MENDELSOHN LLP

                                                   Exhibit 23.2


     INDEPENDENT AUDITORS' CONSENT




     We consent to the incorporation by reference in this Registration Statement of The Dress Barn Inc. 1995 Stock Option Plan on Form S-8 of our report, dated September 20, 1996, appearing in the Annual Report on Form 10-K of The Dress Barn Inc. for the year ended July 27, 1996.




Deloitte & Touche LLP
Stamford, Connecticut
December 18, 1996